Independent auditors' consent
----------------------------------------------------------------------

The board and shareholders
AXP Government Income Series, Inc.:
         AXP Short Duration U.S. Government Fund
         AXP U.S. Government Mortgage Fund

The board of trustees and unitholders
Income Trust:
         Government Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
--------------
    KPMG LLP
    Minneapolis, Minnesota
    July 28, 2003